                                                                    EXHIBIT 99.1

[CREDIT ACCEPTANCE LOGO]



                                                      SILVER  TRIANGLE  BUILDING
                                        25505 WEST TWELVE MILE ROAD - SUITE 3000
                                                       SOUTHFIELD, MI 48034-8339
                                                                  (248) 353-2700
                                                        WWW.CREDITACCEPTANCE.COM


                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                              DATE: AUGUST 5, 2003


                                     INVESTOR RELATIONS: DOUGLAS W. BUSK
                                                         CHIEF FINANCIAL OFFICER
                                                         (248) 353-2700 EXT. 432
                                                         IR@CREDITACCEPTANCE.COM



                                          NASDAQ SYMBOL: CACC


                          CREDIT ACCEPTANCE ANNOUNCES:
                             - 2ND QUARTER EARNINGS



SOUTHFIELD, MICHIGAN -- AUGUST 5, 2003 -- CREDIT ACCEPTANCE CORPORATION (NASDAQ:CACC) Credit Acceptance Corporation (the "Company") announced consolidated net income for the three months ended June 30, 2003 of $1,008,000 or $0.02 per diluted share compared to $8,466,000 or $0.19 per diluted share for the same period in 2002. For the six months ended June 30, 2003, consolidated net income was $9,601,000 or $0.23 per diluted share compared to $14,663,000 or $0.34 per diluted share for the same period in 2002.

Excluding the impact of one-time expenses, including expenses incurred relating to the Company's previously reported decision to stop loan originations in the United Kingdom, consolidated net income for the three and six months ended June 30, 2003 was $8,246,000 or $0.19 per diluted share and $16,439,000 or $0.39 per diluted share, respectively, compared to $8,466,000 or $0.19 per diluted share and $17,264,000 or $0.40 per diluted share for the same periods in 2002.

As a result of the decision in the most recent quarter to stop loan originations in the United Kingdom and Canada and the decision to stop lease originations in early 2002, the Company's sole active business unit consists of providing "guaranteed credit approval" through a network of automobile dealer-partners located in the United States.

Segment information follows:

                                                 THREE MONTHS ENDED JUNE 30,                      SIX MONTHS ENDED JUNE 30,
(Dollars in thousands, except     -------------------------------------------------  -----------------------------------------------
per share data)                        2003               2002          % Change          2003             2002          % Change
                                  ----------------   ---------------  -------------  ---------------  ---------------  -------------
NET INCOME
United States (2), (3)                    $ 8,703           $ 7,320       18.9 %           $ 16,181         $ 12,482        29.6 %
United Kingdom (1)                         (7,594)            1,296     (686.0)              (6,288)           2,483      (353.2)
Automobile Leasing                           (153)             (305)      49.8                 (468)            (856)       45.3
Other                                          52               155      (66.5)                 176              554       (68.2)
                                  ----------------   ---------------                 ---------------  ---------------
  Consolidated                            $ 1,008           $ 8,466      (88.1)%           $  9,601         $ 14,663       (34.5)%
                                  ================   ===============                 ===============  ===============

NET INCOME PER SHARE
United States (2), (3)                    $  0.20           $  0.17       21.5 %           $   0.38         $   0.29        32.8 %
United Kingdom (1)                          (0.18)             0.03     (699.0)               (0.15)            0.06      (359.5)
Automobile Leasing                          (0.00)            (0.01)      48.7                (0.01)           (0.02)       44.0
Other                                        0.00              0.00      (65.7)                0.00             0.01       (67.4)
                                  ----------------   ---------------                 ---------------  ---------------
  Consolidated                            $  0.02           $  0.19      (87.8)%           $   0.23         $   0.34       (32.9)%
                                  ================   ===============                 ===============  ===============

(1) For the three and six months ended June 30, 2003, includes impairment and other expenses associated with the decision to liquidate the United Kingdom operation, which decreased net income by $7,238,000 after-tax, or $0.17 per diluted share.
(2) For the six months ended June 30, 2003, includes interest income from the Internal Revenue Service, which increased net income by $400,000 after-tax, or $0.01 per diluted share.
(3) For the six months ended June 30, 2002, includes a reduction in state tax related expense, which increased net income by $963,000 after-tax, or $0.02 per diluted share, and an increase in federal tax related expense, which decreased net income by $3,564,000 after-tax, or $0.08 per diluted share.

The Company intends to utilize proceeds from businesses being liquidated to: (i) fund dealer-partner advances on loans originated in the United States and (ii) fund share repurchases.

Detail of expected net liquidation proceeds follows:


(Dollars in thousands)               AS OF JUNE 30, 2003
                                    ----------------------
United Kingdom                              $      50,900
Canada                                              6,300
Automobile Leasing                                  7,800
                                      --------------------
                                            $      65,000
                                      ====================


It is expected that approximately 70% of the liquidation proceeds will be recovered within one year, 90% within two years, and the remainder within three years.

The Company also reported the following:

     - Consolidated loan originations for the three and six months ended June 30, 2003 were $206.9 million and $438.9 million, representing increases of 40.8% and 29.5% compared to the same periods in 2002. Detail of amounts by business unit follows:


(Dollars in thousands)                                            ORIGINATIONS
                          ------------------------------------------------------------------------------------------------
                           THREE MONTHS ENDED JUNE 30,                        SIX MONTHS ENDED JUNE 30,
                          ----------------------------------------------    ----------------------------------------------
                               2003            2002         % Change             2003            2002         % Change
                          --------------- ---------------  -------------    --------------- ---------------  -------------
United States                $   190,870       $ 134,829         41.6 %        $   411,152       $ 306,883         34.0 %
United Kingdom*                   13,358           9,365         42.6               22,784          26,903        (15.3)
Other**                            2,631           2,675         (1.6)               4,969           5,164         (3.8)
                          --------------- ---------------                   --------------- ---------------
                             $   206,859       $ 146,869         40.8          $   438,905       $ 338,950         29.5
                          =============== ===============                   =============== ===============


* Effective June 30, 2003, the Company stopped originating loans in the United Kingdom.

** Includes Canada.

         The increase in Loan originations in the United States in 2003 is due to: (i) an increase in the number of active dealer-partners due to increased dealer-partner enrollments and reduced levels of dealer-partner attrition and (ii) a continued increase in the number of loans per active dealer-partner.

         The Company made no material changes in credit policy or pricing in the second quarter, other than routine changes designed to maintain current profitability levels.

         The Company's historical results indicate the risk of an unintended adverse change in the profitability of loan originations is increased during periods of high growth. The growth rate experienced in the second quarter of 2003 is higher than the Company's expected long-term growth rate. However, the Company believes that the investments in infrastructure in 2002, combined with decreases in loan origination volumes in 2002, have adequately prepared the Company for this growth.

     - Forecasted collection rates in the United States business segment stabilized during the quarter. Prior to this quarter, forecasted collection rates had declined during the three previous quarters. Most of this decline occurred in the second half of 2002 when a difficult system conversion negatively impacted collection results, and during the first quarter of 2003 when post repossession collections declined from the prior trend line. As a result, the current quarter's results include a reduction in the amount recorded for advance losses in the United States business segment compared to the prior three quarters.

Results for the three and six months ended June 30, 2003 include an expense for asset impairment and accrued expenses related to the Company's decision to stop loan originations in the United Kingdom as reported in the Company's June 2, 2003 news release. The expense of $7.2 million after-tax, or $0.17 per diluted share, consists of: (i) $6.8 million after-tax increase in expense due to the impairment of dealer-partner advance balances and other assets, (ii) $300,000 after-tax increase in salaries and wages resulting from employee severance expenses, and (iii) $100,000 after-tax reduction in other income due to a refund of income earned from an ancillary product profit sharing agreement.

The following table reconciles the reported net income and adjusted net income (reported net income excluding certain adjustments) for the three and six months ended June 30, 2003 and 2002:

                                                       THREE MONTHS ENDED JUNE 30,              SIX MONTHS ENDED JUNE 30,
                                                   -------------------------------------    ----------------------------------
(Dollars in thousands, except per share data)            2003                 2002               2003               2002
                                                   -----------------     ---------------    ---------------    ---------------
Reported net income                                     $     1,008         $     8,466        $     9,601        $    14,663
State tax expense resulting from
re-characterization of income                                     -                   -                  -               (963)
United Kingdom repatriation tax expense                           -                   -                  -              3,564
United Kingdom impairment expenses                            7,238                   -              7,238                  -
Interest income from Internal Revenue Service                     -                   -               (400)                 -
                                                   -----------------     ---------------    ---------------    ---------------
Adjusted net income                                           8,246               8,466             16,439             17,264
Diluted weighted average shares outstanding              42,868,265          43,821,716         42,629,844         43,684,127
Adjusted net income per share                           $      0.19         $      0.19        $      0.39        $      0.40
                                                   =================     ===============    ===============    ===============

Results for the three and six months ended June 30, 2003 also include $915,000 and $1.2 million, respectively, compared to $366,000 and $678,000 for the same periods in 2002 in after-tax expense due to the Company's adoption of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which requires the Company to expense the fair market value of stock options granted to employees over the expected life of the options. The fair market value of stock options is dependent upon a number of variables including the number of options outstanding, the historical volatility of the stock price, and the expected life of the options, among other factors. While the number of stock options outstanding declined in 2003 compared to 2002, stock-based compensation expense increased as a result of a change in assumptions that reduced the period over which certain performance based stock options are expected to vest. The Company has restated all prior periods to reflect the stock-based compensation expense that would have been recognized had the recognition provisions of SFAS No. 123 been applied to all awards granted to employees or directors after January 1, 1995. Prior period results restated for the effect of SFAS No. 123 are detailed in the Company's Form 10-Q, which is being filed concurrently with this news release.

Refer to the Company's Form 10-Q, which has been filed with the Securities and Exchange Commission, and appears on the Company's website at www.creditacceptance.com for a complete discussion of the results of operations and financial data for the three and six months ended June 30, 2003.

Cautionary Statement Regarding Forward Looking Information
Certain statements in this release that are not historical facts, including those regarding the Company's future plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include the following: increased competition from traditional financing sources and from non-traditional lenders, unavailability of funding at competitive rates of interest or the Company's potential inability to continue to obtain third party financing on favorable terms, the Company's potential inability to generate sufficient cash flow to service its debt and fund its future operations, adverse changes in applicable laws and regulations, adverse changes in economic conditions, adverse changes in the automobile or finance industries or in the non-prime consumer finance market, the Company's potential inability to maintain or increase the volume of automobile loans, the Company's potential inability to accurately forecast and estimate future collections and historical collection rates and the associated default risk, the Company's potential inability to accurately estimate the residual values of leased vehicles, an increase in the amount or severity of litigation against the Company, the loss of key management personnel, the effects of terrorist attacks and potential attacks, and various other factors discussed in the Company's reports filed with the Securities and Exchange Commission. Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Description of Credit Acceptance Corporation

Credit Acceptance is a financial services company specializing in products and services for a network of automobile dealer-partners. Credit Acceptance provides participating dealer-partners with financing sources for consumers with limited access to credit by offering "guaranteed credit approval". The Company delivers credit approvals through the internet. Other services include marketing, sales training and a wholesale purchasing cooperative. Through its financing program, Credit Acceptance helps consumers change their lives by providing an opportunity to strengthen and reestablish their credit standing by making timely monthly payments. Credit Acceptance is publicly traded on NASDAQ under the symbol CACC. For more information, visit www.creditacceptance.com.

                          CREDIT ACCEPTANCE CORPORATION

                         CONSOLIDATED INCOME STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



(Dollars in thousands, except per share data)                       THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                          JUNE 30,                          JUNE 30,
                                                               ------------------------------    ------------------------------
                                                                   2003            2002              2003            2002
                                                               --------------  --------------    --------------  --------------
                                                                         (UNAUDITED)                      (UNAUDITED)
Revenue:
  Finance charges                                                $    26,431     $    25,522       $    50,687     $    50,407
  Lease revenue                                                        1,784           4,428             4,120           9,587
  Ancillary product income                                             4,233           3,794             9,966           7,391
  Premiums earned                                                        757           1,054             1,512           2,494
  Other income                                                         2,767           3,791             6,616           7,568
                                                               --------------  --------------    --------------  --------------
    Total revenue                                                     35,972          38,589            72,901          77,447
                                                               --------------  --------------    --------------  --------------

COSTS AND EXPENSES:
  General and administrative                                           5,198           6,383            10,961          12,100
  Salaries and wages                                                   8,687           7,448            17,204          14,952
  Sales and marketing                                                  2,483           1,809             4,660           3,590
  Stock-based compensation expense                                     1,428             565             1,803           1,047
  Provision for insurance and warranty claims                            209             570               308           1,133
  Provision for credit losses                                          2,863           3,562             6,772           7,077
  Depreciation of leased assets                                        1,167           2,566             2,715           5,507
  United Kingdom asset impairment expense                             10,493               -            10,493               -
  Interest                                                             1,401           2,457             2,997           4,762
                                                               --------------  --------------    --------------  --------------
    Total costs and expenses                                          33,929          25,360            57,913          50,168
                                                               --------------  --------------    --------------  --------------
Operating income                                                       2,043          13,229            14,988          27,279
  Foreign exchange gain                                                   14              11                29              27
                                                               --------------  --------------    --------------  --------------
Income before provision for income taxes                               2,057          13,240            15,017          27,306
  Provision for income taxes                                           1,049           4,774             5,416          12,643
                                                               --------------  --------------    --------------  --------------
Net income                                                       $     1,008     $     8,466       $     9,601     $    14,663
                                                               ==============  ==============    ==============  ==============
Net income per common share:
  Basic                                                          $      0.02     $      0.20       $      0.23     $      0.35
                                                               ==============  ==============    ==============  ==============
  Diluted                                                        $      0.02     $      0.19       $      0.23     $      0.34
                                                               ==============  ==============    ==============  ==============
Weighted average shares outstanding:
  Basic                                                           42,321,170      42,535,312        42,317,443      42,486,667
  Diluted                                                         42,868,265      43,821,716        42,629,844      43,684,127

                          CREDIT ACCEPTANCE CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


(Dollars in thousands)                                                                                 AS OF
                                                                                ------------------------------------------------
                                                                                    JUNE 30, 2003           DECEMBER 31, 2002
                                                                                -----------------------   ----------------------
                                         ASSETS:                                     (Unaudited)
  Cash and cash equivalents                                                                  $  22,068                $  13,466
  Investments-- held to maturity                                                                   456                      173

  Loans receivable                                                                             857,502                  778,674
  Allowance for credit losses                                                                   (5,100)                  (5,497)
                                                                                      -----------------         ----------------
      Loans receivable, net                                                                    852,402                  773,177
                                                                                      -----------------         ----------------

  Floor plan receivables                                                                         2,964                    4,450
  Lines of credit                                                                                2,817                    3,655
  Notes receivable (including $1,548 and $1,513 from affiliates as of
    June 30, 2003 and December 31,2002, respectively)                                            2,074                    3,899
  Investment in operating leases                                                                 9,328                   17,879
  Property and equipment, net                                                                   18,355                   19,951
  Other assets                                                                                   7,077                    5,166
                                                                                      -----------------         ----------------
      Total Assets                                                                           $ 917,541                $ 841,816
                                                                                      =================         ================


                          LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
  Lines of credit                                                                            $   8,305                $  43,555
  Secured financing                                                                            100,000                   58,153
  Mortgage note                                                                                  5,813                    6,195
  Capital lease obligations                                                                      1,538                    1,938
  Accounts payable and accrued liabilities                                                      33,034                   28,341
  Dealer holdbacks, net                                                                        417,043                  362,534
  Deferred income taxes, net                                                                     4,010                   10,058
  Income taxes payable                                                                          11,700                    6,094
                                                                                      -----------------         ----------------
      Total Liabilities                                                                        581,443                  516,868
                                                                                      -----------------         ----------------

SHAREHOLDERS' EQUITY:
  Common stock                                                                                     422                      423
  Paid-in capital                                                                              124,446                  124,263
  Retained earnings                                                                            208,459                  198,858
  Accumulated other comprehensive income - cumulative translation
        adjustment                                                                               2,771                    1,404
                                                                                      -----------------         ----------------
      Total Shareholders' Equity                                                               336,098                  324,948
                                                                                      -----------------         ----------------
      Total Liabilities and Shareholders' Equity                                             $ 917,541                $ 841,816
                                                                                      =================         ================
